Press Release
                                                          For immediate release

               NVE Corporation Reports Fiscal 2005 Results

EDEN PRAIRIE, Minn.--April 27, 2005--NVE Corporation (NasdaqSC: NVEC) today announced financial results for the quarter and fiscal year ended March 31, 2005.

Total revenue for the fourth quarter of fiscal 2005 was $3.07 million compared to $3.21 million for the prior-year quarter, a decrease of 4%. Product sales for the quarter increased 3% over the prior-year quarter and 42% compared to the third quarter of fiscal 2005. Net income for the fourth quarter was $476,114 or $0.10 per diluted share, compared to $789,670 or $0.16 per diluted share for the prior-year quarter. Net income for the fourth quarter of fiscal 2005 included a net income tax benefit of $126,904 or $0.03 per diluted share, compared to $236,500 or $0.05 per diluted share for the fiscal 2004 quarter, from reductions of valuation allowances relating to deferred tax assets.

Total revenue for fiscal 2005 was $11.62 million compared to $12.01 million the prior year, a decrease of 3%. Product sales were $5.52 million compared to $5.39 million the prior year, an increase of 2%. For fiscal 2005 the company reported net income of $1.76 million or $0.37 per diluted share, compared to net income of $2.11 million or $0.45 per diluted share for fiscal 2004. Net income for fiscal 2005 included a net income tax benefit of $138,404, compared to $233,022 for fiscal 2004. The impact of the net income tax benefit was $0.03 per share for fiscal 2005 and $0.05 per share for fiscal 2004.

"NVE reported record product sales and a solid profit in fiscal 2005. Our shift to company-funded research and development from contract R&D increased our expenses and reduced R&D revenue, but resulted in new product designs. Product sales rebounded from weak industry conditions in our third fiscal quarter. Product sales increased despite a reduction in sales to St. Jude Medical due to inventory builds associated with St. Jude's adoption of our products in fiscal 2004," said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that many experts believe represents the next generation of microelectronics. NVE licenses its MRAM intellectual property and sells spintronic products, including sensors and couplers, to revolutionize data sensing and transmission.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued profitability, uncertainties relating to MRAM production by our licensees, risks in the enforcement of our patents, uncertainties related to the awarding of future government contracts, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-KSB and other reports filed with the SEC.

                                  ###

                           NVE Corporation
                 CONDENSED STATEMENTS OF INCOME
          QUARTER AND YEAR ENDED MARCH 31, 2005 AND 2004
            (IN THOUSANDS EXCEPT PER SHARE; UNAUDITED)

Quarter Ended                               March 31, 2005  March 31, 2004
Revenue:
  Contract research and development              $  1,481        $  1,667
  Product sales                                     1,591           1,541
                                            --------------  --------------
Total revenue                                       3,072           3,208

Cost of sales                                       1,853           1,890
                                            --------------  --------------
Gross profit                                        1,219           1,318

Expenses:
  Research and development                            468             391
  Selling, general & administrative                   464             441
                                            --------------  --------------
Total expenses                                        932             832
                                            --------------  --------------
Income from operations                                287             486

Interest income                                        62              49
Interest expense                                       (2)             (5)
Other income                                            2              23
                                            --------------  --------------
Income before income taxes                            349             553
Income tax (benefit)                                 (127)           (237)
                                            --------------  --------------
Net income                                       $    476         $   790
                                            ==============  ==============

Weighted average shares outstanding                 4,778           4,877
Net income per share - diluted                   $   0.10         $  0.16


Year Ended                                  March 31, 2005  March 31, 2004
Revenue:
  Contract research and development              $  6,093        $  6,617
  Product sales                                     5,522           5,393
                                            --------------  --------------
Total revenue                                      11,615          12,010

Cost of sales                                       7,010           7,445
                                            --------------  --------------
Gross profit                                        4,605           4,565

Expenses:
  Research and development                          1,393           1,103
  Selling, general & administrative                 1,868           1,831
                                            --------------  --------------
Total expenses                                      3,261           2,934
                                            --------------  --------------
Income from operations                              1,344           1,631

Interest income                                       236             189
Interest expense                                      (13)            (25)
Other income                                           53              80
                                            --------------  --------------
Income before income taxes                          1,620           1,875
Income tax (benefit)                                 (138)           (233)
                                            --------------  --------------
Net income                                       $  1,758        $  2,108
                                            ==============  ==============

Weighted average shares outstanding                 4,734           4,727
Net income per share - diluted                    $  0.37        $   0.45

                           NVE Corporation
                       CONDENSED BALANCE SHEETS
                 MARCH 31, 2005 AND MARCH 31, 2004
                            (IN THOUSANDS)

                                              (UNAUDITED)
                                            March 31, 2005  March 31, 2004
ASSETS
Current assets:
  Cash                                           $  1,240        $  1,056
  Investment securities                             6,477           6,489
  Accounts receivable, net                          2,285           1,739
  Inventories                                       1,573           1,150
  Deferred tax asset                                  756             250
  Other current assets                                131             297
                                            --------------  --------------
Total current assets                               12,462          10,981
Fixed assets                                        1,728           1,439
                                            --------------  --------------
Total assets                                     $ 14,190        $ 12,420
                                            ==============  ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                    319             327
  Accrued payroll and other                           466             712
  Other current liabilities                           335             547
                                            --------------  --------------
Total current liabilities                           1,120           1,586
Long-term liabilities                                  33             101
                                            --------------  --------------
Total liabilities                                   1,153           1,687

Shareholders' equity:
  Common stock                                         46              45
  Additional paid-in capital                       14,065          13,298
  Accumulated other comprehensive (loss) income      (132)             90
  Accumulated deficit                                (942)         (2,700)
                                            --------------  --------------
Total shareholders' equity                         13,037          10,733
                                            --------------  --------------
Total liabilities and shareholders' equity       $ 14,190        $ 12,420
                                            ==============  ==============